UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2020

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CUB	New York Stock Exchange
Preferred Stock Purchase Rights	–	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2020, the Executive Compensation Committee of the Board of Directors of Cubic Corporation (the “Company”) approved an amendment to the Company’s Transition Protection Plan (the “TPP”) and the Company’s outstanding restricted stock units and performance restricted stock units containing “double trigger” accelerated vesting provisions to amend one aspect of the “Constructive Termination” definition of the TPP and equity award agreements to align with the comparable definition in the Company’s shareholder-approved 2015 Incentive Award Plan.

The amended and restated TPP and the form of amendment to the equity award agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment and Restatement of the Cubic Corporation Transition Protection Plan effective October 10, 2020.

10.2	Amendment to Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement and Performance Restricted Stock Unit Award Agreement Grant Notice and Performance Restricted Stock Unit Award Agreement dated October 10, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

Date: October 16, 2020	By:	/s/ Hilary L. Hageman
	Name:	Hilary L. Hageman
	Title:	Senior Vice President, General Counsel & Corporate Secretary

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